UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2024

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cabot Road Woburn, MA 01801
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Resignation of Chief Information Officer and Filing of Demand for Arbitration

On July 25, 2024, Benjamin Bielak, the Chief Information Officer of iSpecimen Inc., a Delaware corporation (the “Company”), until his resignation on July 14, 2024, initiated a Demand for Arbitration against the Company with the American Arbitration Association, pursuant to the dispute resolution provisions contained in Mr. Bielak’s employment agreement. The terms and conditions of Mr. Bielak’s employment with the Company were governed by his employment agreement, as amended, with the Company.

In his Demand for Arbitration, Mr. Bielak claims that the Company failed to provide him with certain bonus payments allegedly due to him for work performed in 2023 and 2024. Mr. Bielak also claims that the Company failed to provide him with severance payments allegedly due pursuant to the provisions of his employment agreement. The total amount of Mr. Bielak’s claim for alleged damages is $586,800 plus attorneys’ fees and interest.

The Company believes that Mr. Bielak’s claims are without legal or factual basis, and intends to vigorously defend these claims.  As of the date of this Current Report on Form 8-K, an arbitrator has not yet been selected, and a schedule for the arbitration has not yet been set.

Item 8.01	Other Events.

On October 1, 2024, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) advising the Company that it had regained compliance with Nasdaq's minimum bid price requirements under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) because the Company’s common stock, par value $0.001 per share (the “Common Stock”) that from September 16, 2024 to September 30, 2024, the closing bid price of the Common Stock has been $1.00 per share or greater.

As previously reported, on October 9, 2023, the Company received a deficiency notice from Nasdaq informing the Company that its Common Stock failed to comply with the Minimum Bid Price Requirement. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was initially provided 180 calendar days, or until April 8, 2024, to regain compliance.

As also previously reported, on April 9, 2024, the Company received a notification letter from Nasdaq informing the Company that, while the Company had not regained compliance with the Minimum Bid Price Requirement, Nasdaq determined that the Company was eligible for an additional 180 calendar day period, or until October 7, 2024 (the “Second Compliance Period”), to regain compliance. As reported above, the Company has now regained compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2024

iSPECIMEN INC.

By:	/s/ Tracy Curley
Name: Tracy Curley
Title: Chief Executive Officer